Exhibit 99.1

Diligent Corporation Announces Early Termination of Hart-Scott-Rodino Waiting Period

March 23, 2016 (New Zealand time)—Diligent Corporation (NZX: DIL) (www.diligent.com) (“Diligent”), the leading provider of secure online collaboration and document sharing solutions for boards, committees and leadership teams, today announced that the U.S. Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), effective March 22, 2016 (New York time), with respect to the previously announced merger (the “Merger”) between Diligent and entities affiliated with funds managed by Insight Venture Partners, LLC. The early termination of the waiting period under the HSR Act satisfies one of the closing conditions of the pending Merger, which remains subject to other customary closing conditions, including the approval of Diligent’s shareholders.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements use words such as “expect,” “anticipate,” “intend,” “plan,” “believe” and other words of similar meaning. All forward looking statements are subject to risks and uncertainties including, without limitation, that the Merger may not be consummated within the expected time period or at all because of a number of factors, including the failure to obtain stockholder approval; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; or the failure to satisfy closing conditions to the merger.  Factors that may affect the business or financial results of Diligent are described in the risk factors and other disclosures in Diligent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 14, 2016 (New York time), and other filings with the SEC, which are available at www.sec.gov. Diligent specifically disclaims any obligation to update its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Diligent by affiliates of funds managed by Insight Venture Partners, LLC.  The Merger will be submitted to shareholders of Diligent for their consideration.  In connection therewith, Diligent filed a definitive proxy statement and other documents with the SEC on March 15, 2016 (New York time) (the “Proxy Statement”), and intends to file further relevant materials with the SEC as necessary. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT DILIGENT MAY FILE WITH THE SEC AND NZX CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Proxy Statement, and any and all documents filed by Diligent with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov and documents filed with NZX, may also be obtained for free at the NZX’s website www.nzx.com/markets/NZSX/securities/DIL. In addition, shareholders may obtain free copies of the Proxy Statement and other documents filed with the SEC by Diligent at the Investor Relations section of Diligent’s website at www.diligent.com or by contacting Diligent’s Investor Relations Department at 0800 995 082 (NZ toll free) or +64 4 894 6912 (International).

Diligent and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Diligent’s directors and executive officers is contained in Diligent’s proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2015 (New York time), and supplemented on April 10, 2015 (New York time). Shareholders may obtain more detailed information regarding the direct and indirect interests of Diligent and its executive officers and directors, by securities holdings or otherwise, in the Merger by reading the Proxy Statement.

About Diligent (NZX: DIL)

Diligent is the leading provider of secure corporate governance and collaboration solutions for boards and senior executives. Over 3,900 clients in more than 60 countries and on all seven continents rely on Diligent to provide secure, intuitive access to their most time-sensitive and confidential information, ultimately helping them make better decisions. The Diligent Boards (formerly Diligent Boardbooks) solution speeds and simplifies how board materials are produced, delivered and collaborated on via any device, removing the security concerns of doing this by courier, email and file sharing. Diligent is a publicly listed company (NZX:DIL). Visit www.diligent.com to learn more.

Investor inquiries:	Media inquiries
Sonya Fynmore NZ toll free: 0800 995 082 International: +64 4 894 6912 sfynmore@diligent.com	Geoff Senescall Ph: + 64 21 481 234